Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANESOXLEY ACT OF 2002

In connection with the Quarterly Report of Kaya Holdings, Inc., a Delaware corporation (the “Company”) on Form 10-Q for the quarter year ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig Frank, the Chairman, President, Chief Executive Officer and Acting Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the SarbanesOxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: Noevember 19, 2018

KAYA HOLDINGS, INC .

By: /s/ Craig Frank

Chairman, President, Chief Executive Officer and Acting Chief Financial Officer (Principal Executive, Financial and Accounting Officer)